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                                                                    Exhibit 99.2

                          NOTICE OF GUARANTEED DELIVERY
                                  FOR TENDER OF
                      10-7/8% Series A Senior Notes due 2007
                                       OF
                                   BIG 5 CORP.


  This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) 10-7/8% Series A Senior Notes due 2007 (the "OLD NOTES") are not immediately available, (ii) Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to
  First Trust National Association (the "EXCHANGE AGENT"), on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange
     Agent. See "The Exchange Offer--Guaranteed Delivery Procedures" in the
                                   Prospectus.

                  The Exchange Agent for the Exchange Offer is:
                        First Trust National Association



     BY MAIL:             BY OVERNIGHT DELIVERY:           BY HAND:

180 East Fifth Street     180 East Fifth Street       180 East Fifth Street
St. Paul, Minnesota 55101 St. Paul, Minnesota 55101   St. Paul, Minnesota 55101
Attn:Specialized Finance  Attn:  Specialized Finance  4th Floor Bond Drop Window
Department                Department                  Attn:  Specialized Finance
                                                      Department


                   To Confirm by Telephone or for Information:
                                 (612) 244-1197

                             Facsimile Transmissions
                                 (612) 244-1537

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.


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Ladies and Gentlemen:

        The undersigned hereby tenders to Big 5 Corp., a Delaware corporation (the "COMPANY"), upon the terms and subject to the conditions set forth in the Prospectus dated __________, 1998 (as the same may be amended or supplemented from time to time, the "PROSPECTUS"), and the related Letter of Transmittal (which together constitute the "EXCHANGE OFFER"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures."


Aggregate Principal                                Name(s) of Registered Holder(s):
Amount Tendered: ___________________________       __________________________________________

Certificate No(s).
(if available): ____________________________       Address(es):______________________________

____________________________________________       __________________________________________

____________________________________________       __________________________________________

If Old Notes will be tendered by                   Area Code and Telephone Number(s):________
book-entry transfer, provide the
following information:
                                                   __________________________________________
DTC Account Number:_________________________       Signature(s):_____________________________
Date:_______________________________________       __________________________________________


               THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED


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
                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office in the United States that is a participant in the Security Transfer Medallion Program or the Stock Exchange Medallion Program (each of the foregoing being referred to as an "ELIGIBLE INSTITUTION"), hereby guarantees to deliver to the Exchange Agent, at its address set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depositary Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) or an Agent's Message (as defined in the Letter of Transmittal) in connection with a book-entry transfer of Old Notes and any other required documents within three business days after the date of execution of this Notice of Guaranteed Delivery.

        The undersigned acknowledges that it must deliver (i) the Letter(s) of Transmittal or an Agent's Message in connection with a book-entry transfer of the Old Notes and (ii) the Old Notes tendered hereby or confirmation of book-entry transfer of such Old Notes to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.


Name of Firm: ___________________________       ___________________________________________
                                                        (Authorized Signature)
Address: ________________________________       Title:_____________________________________
_________________________________________       Name:______________________________________
                   (Zip Code)                           (Please type or print)
Area Code and
Telephone Number:________________________       Date:______________________________________


        NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.


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